SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             MTS SYSTEMS CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:



[LOGO] MTS SYSTEMS CORPORATION
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone (612) 937-4000
Fax (612) 937-4515
www.mts.com


December 19, 1996



Dear Fellow Shareholder:

I am pleased to provide you with the enclosed proxy statement and proxy card in conjunction with the annual meeting of MTS Systems Corporation. Also enclosed is an annual report.

Of particular importance is the 1997 Stock Option Plan. I am writing to explain why this plan will benefit both employees and shareholders and to request that you vote FOR ratification of this plan.

Stock options have been an important part of our compensation program for many years. We believe they allow us to attract and retain talented employees who enhance the operating performance of our Company. Because we believe that equity ownership aligns employees' interests very closely with those of shareholders, a significant part of compensation is in options on MTS Systems common stock. Approximately 20% of our employees have a portion of their compensation tied to stock options.

This year, we are asking our shareholders to approve a new stock option plan authorizing 750,000 stock options which, when combined with residual shares from prior plans, we project will allow for the granting of stock options to our employees over the next four years. The details of the proposed plan are on pages 13-16 of the Proxy Statement and should be read for fuller understanding.

We realize that stock option programs can dilute shareholder returns. We have been able to minimize dilution in the past through the Company's repurchase of MTS common stock in the open market when it is within our repurchase range. We plan to continue that repurchase practice.

As a further effort to minimize dilution, this new plan limits the exercisable period to 7 years considerably shorter than most plans. Our current practice is to issue options with a 5 year exercisable period.

The Board believes that the proposal to adopt the 1997 Stock Option Plan is in the best interests of the Company and its shareholders and unanimously recommends that the shareholders approve its adoption.

Should you have any questions or comments, please contact Thomas Minneman, Treasurer and Manager of Investor Relations, at 612-937-4647.

Very truly yours,

MTS SYSTEMS CORPORATION

/s/ Donald M. Sullivan
Donald M. Sullivan
Chairman and Chief Executive Officer





[LOGO] MTS SYSTEMS CORPORATION
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone (612) 937-4000
Fax (612) 937-4515
www.mts.com


Dear MTS Shareholder:

    On behalf of your Board of Directors, I want to invite you to attend your Company's Annual Meeting of Shareholders. The Annual Meeting will be held on Tuesday, January 28, 1997 at 4:00 p.m. at the Company's main office in Eden Prairie, Minnesota.

    We would like all our shareholders to be represented at the Annual Meeting, in person or by proxy. To that end, our staff works earnestly to follow up on proxies which are not returned. Last year 91% of the shares were voted and we thank our shareholders for that response. Please help us by taking the next few minutes to complete the enclosed proxy and then drop it in the mail even if you plan to attend the Annual Meeting. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they desire. Your promptness is much appreciated.

                                        Very truly yours,


                                        /s/ Donald M. Sullivan
                                        Donald M. Sullivan
                                        CHAIRMAN AND
                                        CHIEF EXECUTIVE OFFICER

December 19, 1996



                             MTS SYSTEMS CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 28, 1997

    The Annual Meeting of Shareholders of MTS Systems Corporation (the "Company") will be held on January 28, 1997 at the Company's main office which is located at 14000 Technology Drive, Eden Prairie, Minnesota 55344. The meeting will convene at 4:00 p.m. Central Standard Time for the following purposes:

    1. To elect eight directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualify.

    2.  To ratify and approve the MTS Systems Corporation 1997 Stock Option
        Plan.

    3. To ratify and approve the appointment of independent public accountants for the Company for the current fiscal year.

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on November 29, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                        For the Board of Directors,


                                        /s/ Patrick Delaney
                                        Patrick Delaney
                                        Secretary

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, Minnesota 55344

December 19, 1996


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE, AND RETURN YOUR PROXY WHICH IS LOCATED ON THE OUTSIDE OF THIS ENVELOPE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR THIS PURPOSE. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED OR WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS EXERCISED.



                             MTS SYSTEMS CORPORATION

                                 PROXY STATEMENT

                                     GENERAL

    This Proxy Statement is furnished to the shareholders of MTS Systems Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 28, 1997 or any adjournment thereof.

    The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in shares registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company's principal offices are located at 14000 Technology Drive, Eden Prairie, Minnesota 55344, its telephone number is 612-937-4000 and its facsimile number is 612-937-4515. The mailing of this Proxy Statement to shareholders of the Company commenced on or about December 19, 1996.

    Any proxy may be revoked by request in person at the Annual Meeting or by written notice mailed or delivered to the Secretary of the Company at any time before it is voted. If not revoked, proxies will be voted as specified by the shareholders. The shares represented by proxies that are signed but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual meeting of Shareholders and in favor of the slate of directors proposed by the Board of Directors and listed herein.

    Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote but as unvoted for purposes of determining the approval of the matter on which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


                    OUTSTANDING SECURITIES AND VOTING RIGHTS

    The Company has outstanding only one class of stock, $.25 par value common stock (the "Common Stock"), of which 9,151,794 shares were issued and outstanding on November 29, 1996. Each share is entitled to one vote on all matters presented to shareholders.

    Shareholders have cumulative voting rights in the election of directors. If any shareholder gives written notice to any officer of the Company before the meeting, or to the presiding officer at the meeting, that shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder is entitled by the number of directors to be elected and casting all such votes for one nominee or distributing them among any two or more nominees.

    Only shareholders of record at the close of business on November 29, 1996 will be entitled to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.


           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth, as of November 29, 1996, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned (i) by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company, (ii) by each director of the Company, (iii) by each executive officer named in the Summary Compensation Table below, and (iv) by all directors and executive officers of the Company as a group:

                                              NUMBER OF SHARES     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIALLY OWNED    OF CLASS
------------------------------------         ------------------    --------

Pioneering Management Corporation                 867,000(1)         9.5%
  60 State Street
  Boston, MA 02114

State of Wisconsin Investment Board               644,400(2)         7.1%
  c/o Keith Johnson, Acting General
  Counsel
  P. O. Box 7842
  Madison, WI 53707

E. Thomas Binger                                  571,500(3)         6.2%
  5575 Wayzata Boulevard
  Minneapolis, MN 55412

Donald M. Sullivan                                145,927(3)(4)      1.6%

Charles A. Brickman                               114,000(3)         1.2%

Thomas E. Holloran                                 14,934(3)          *

Thomas E. Stelson                                  18,000(3)          *

Bobby I. Griffin                                   10,000(3)          *

Linda Hall Whitman                                  2,000(3)          *

Russell A. Gullotti                                 3,000(3)          *

Keith D. Zell                                      59,770(3)(5)       *

Marshall L. Carpenter                              81,641(3)(6)       *

Mauro G. Togneri                                   14,667(3)(7)       *

William G. Beduhn                                  35,449(3)(8)       *

All Directors and executive officers as a       1,152,424(3)(9)     12.3%
  group (15 persons)

------------------------------
*Less than 1%

(1) Based upon information provided to the Company by Pioneering Management Corporation. Consists of sole voting power and 370,000 shares over which sole dispositive power is exercised and 497,000 shares over which shared dispositive power is exercised.

(2) Based upon information included in a Schedule 13D and Form 13F filed with the Securities and Exchange Commission. Consists of sole voting and dispositive power.

(3) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of the date hereof: Mr. Binger, 8,000 shares; Mr. Sullivan, 74,402 shares; Mr. Brickman, 8,000 shares; Mr. Holloran, 8,000 shares; Mr. Stelson, 6,000 shares; Mr. Griffin, 6,000 shares; Ms. Whitman, 2,000 shares; Mr. Gullotti, 2,000 shares; Mr. Zell, 26,789 shares; Mr. Carpenter, 22,667 shares; Mr. Togneri, 6,667 shares; Mr. Beduhn, 10,701 shares; and by all directors and executive officers as a group, 220,676 shares.

(4) Includes 12,700 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(5) Includes 15,824 shares held in a trust for the benefit of Mr. Zell's children for which Mr. Zell is trustee.

(6) Includes 58,974 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(7) Includes 8,000 shares owned jointly with his spouse. The voting and investment discretion over those shares are shared accordingly.

(8) Includes 23,428 shares held by his spouse and the beneficial ownership of such shares is disclaimed.

(9) Includes 119,008 shares owned jointly with a spouse, 32,641 shares owned directly by a spouse and 2,468 shares which are owned directly by children.


                              ELECTION OF DIRECTORS

                                  (PROPOSAL #1)

    Eight directors will be elected at the Annual Meeting, each to serve until the next Annual Meeting of Shareholders or until a successor is elected and qualified. The Board of Directors has nominated for election the eight persons named below and each has consented to being named a nominee. It is intended that proxies will be voted for such nominees. Each of the nominees was elected at the Annual Meeting of Shareholders on January 30, 1995. The Board of Directors believes that each nominee named herein will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose. The proxies cannot be voted for a greater number of persons than eight.

    The names of the nominees, their principal occupations for at least the past five years and other information is set forth below:

[PHOTO]                             President of Pinnacle Capital Corporation
                                    (a venture capital company) since 1990;
                                    with Kidder Peabody & Co., Inc., an
CHARLES A. BRICKMAN Age 64          investment banking firm, from 1960 to 1990
DIRECTOR SINCE 1968                 (Vice President from 1964 to 1990 and a
                                    director from 1975 to 1990); a director of Illinois Consolidated Telephone Co. and a number of small, privately held companies.

[PHOTO]                             Professor, Graduate School of Business,
                                    University of St. Thomas, St. Paul,
                                    Minnesota since 1985; Chairman,
THOMAS E. HOLLORAN Age 67           Minneapolis-St. Paul Metropolitan Airports
DIRECTOR SINCE 1971                 Commission from 1989 to 1991; Chairman of
                                    the Board of Directors and Chief Executive
                                    Officer of the Inter-Regional Financial
                                    Group, Inc. (holding company for various financial enterprises) from 1976 to 1985;
                                    a director of Flexsteel Industries, Inc., Medtronic, Inc., ADC Telecom munications
                                    Inc., National City Bank of Minneapolis,
                                    National City Bancorporation and Space
                                    Center Company; Chairman and a director
                                    of Malt-o-Meal Company and the Bush
                                    Foundation; a director of the Minnesota
                                    Center for Corporation Responsibility.

[PHOTO]                             General Partner of Pittsburgh Pacific
                                    Company, Ltd., an iron ore mining company
                                    and personal investment company, from 1970
E. THOMAS BINGER Age 73             to 1994; a director of Bemis Com pany,
DIRECTOR SINCE 1975                 Inc. from 1970 to 1994 and Investors
                                    Savings Bank from 1991 to 1995.

[PHOTO]                             Consulting Engineer, Executive Vice
                                    President and Professor of Civil
                                    Engineering Emeritus, Georgia Institute of
THOMAS E. STELSON Age 68            Technology, Atlanta, Georgia since 1994;
DIRECTOR SINCE 1979                 Vice President and President-Elect, Center
                                    for Rehabilitation Technology, Inc.; Pro
                                    Vice Chancellor for Research and
                                    Development, Hong Kong University of
                                    Science and Technology from 1991 to 1994;
                                    previously Professor and Vice President,
                                    Georgia Institute of Technology.

[PHOTO]                             Chairman of the Board of the Company since
                                    May 1994; Chief Executive Officer of the
                                    Company since 1987; President of the
DONALD M. SULLIVAN Age 61           Company since 1982; Executive Vice
DIRECTOR SINCE 1982                 President of the Company from 1980 to
                                    1982; Vice President of the Company from
                                    1976 to 1980; employed by (Emerson)
                                    Rosemount, Inc. from 1965 to 1976 (most
                                    recently Senior Vice President of
                                    Industrial Instrument and International
                                    Business); a director of ADC Telecom
                                    munications, Inc. and TSI, Inc.; member of Northwestern University's Materials
                                    Science Department Advisory Committee;
                                    formerly a director of Minnesota High
                                    Technology Council.

[PHOTO]                             President of Medtronic Pacing Business
                                    (manufacturer of pacing arrhythmia
                                    products and the largest business unit
BOBBY I. GRIFFIN Age 59             within Medtronic, Inc.) since 1991;
DIRECTOR SINCE 1993                 Executive Vice President of Medtronic,
                                    Inc. (medical technology com pany) since
                                    1988; held various management positions in the pacing business since joining
                                    Medtronic in 1973; involved in bio-medical research and development since 1961 with General Electric-Hanford Laboratories,
                                    Batelle Memorial Institutes, and with
                                    McDonnell-Douglas Corporation-Donald W.
                                    Douglas Laboratories; a director of The
                                    Lutheran Brotherhood Board and Tentmakers
                                    Youth Ministry; member of the Concordia
                                    College Board of Trustees and the North
                                    American Association for Pacing and
                                    Electrophysiology.

[PHOTO]                             President and Chief Executive Officer of
                                    Ceridian People Partners, Ceridian
                                    Corporation since May, 1996; management
LINDA HALL WHITMAN Age 48           and executive positions with Honeywell,
DIRECTOR SINCE MARCH 1995           Inc. from 1980 to 1996 (Vice President,
                                    Business Integration from October 1995 to
                                    May 1996; Vice President, Consumer
                                    Business Group from 1993 to 1995);
                                    consultant, psychologist, social worker
                                    and special education teacher in Minnesota and Michigan schools from 1969 to 1980;
                                    Minnesota 100 mentor since 1994; Member,
                                    Minnesota Women's Economic Roundtable; a director of Minnesota Zoo; former director of CAPITOL AIR, Inc. from 1994 to 1995 and
                                    Home Energy Systems Rating Council from
                                    1993 to 1995.

[PHOTO]                             Chairman of the Board of Directors of
                                    National Computer Systems, Inc. (NCS)
                                    (provider of data collection systems and
RUSSELL A. GULLOTTI Age 54          services) since May, 1995; President and
DIRECTOR SINCE MAY 1995             Chief Executive Officer since October,
                                    1994; management and executive positions with Digital Equipment Corporation from
                                    1977 to 1994 (President Sales/Service for
                                    Americas from 1992 to 1994 and Vice
                                    President Digital Services from 1988 to
                                    1992); a director of GenRad, Inc. and the Minnesota Business Partnership.


OTHER INFORMATION REGARDING THE BOARD

    MEETINGS. The Board of Directors met four times during fiscal year 1996, which ended September 30, 1996. None of the directors attended fewer than 75% of the aggregate of the total number of Board meetings and Committee meetings on which he or she served during fiscal year ended 1996. The Board of Directors also took action in writing in lieu of a meeting two times during fiscal 1996, which all of the directors signed.

    BOARD COMMITTEES. The Audit Committee of the Board of Directors, which at September 30, 1996 was composed of Messrs. Brickman (chair), Binger and Stelson, met three times during fiscal year 1996. Among other duties, the Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews and approves the Code of Conduct and management's processes to ensure compliance with the Code of Conduct and other laws and regulations, reviews the scope and results of the audits by, and the recommendations of, the Company's independent auditors and approves services provided by the auditors. The Audit Committee also reviews the audited financial statements of the Company.

    The Human Resources Committee of the Board of Directors, which at September 30, 1995 was composed of Messrs. Binger and Holloran and Ms. Whitman, met two times and took five actions in writing during fiscal year 1996. The Human Resources Committee makes recommendations to the Board of Directors regarding the employment practices and policies of the Company and the compensation paid to Company officers and administers the Company's stock option plans.

    During 1996, the Board formed a Governance Committee, which at September 30, 1996, was composed of Messrs. Gullotti (chair), Griffin and Binger and Ms. Whitman. The Governance Committee held its first meeting in October. The charter of the Committee includes Board evaluation, Board membership recommendations and chief executive officer succession planning.


                            EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the fiscal years ending September 30, 1996, 1995, and 1994, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Donald M. Sullivan, the Company's Chairman, Chief Executive Officer and President, and each of the four other most highly compensated executive officers of the Company as determined in accordance with the Securities and Exchange Commission rules (together with Mr. Sullivan, the "Named Executives"):

                             SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                            ANNUAL COMPENSATION       COMPENSATION
                                           ---------------------      ------------
                                                                       SECURITIES
                                                                       UNDERLYING       ALL OTHER
                                           SALARY         BONUS         OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR         ($)          ($)(1)          (#)            ($)(2)
---------------------------     ----      -----------    --------     ------------    ------------
D. M. Sullivan                  1996      $241,154(3)    $109,694        18,000          $10,052
 Chairman, Chief Executive      1995       226,978(3)      58,584        18,000           10,076
 Officer and President          1994       218,494         33,755        18,000           17,111

Keith D. Zell                   1996       162,479         25,089        12,000           10,052
 Executive Vice President       1995       155,747         27,225        12,000           10,076
                                1994       150,104          7,468        12,000           11,449

M. L. Carpenter                 1996       158,604         81,281         8,000           10,052
 Vice President and Chief       1995       152,701         31,618         6,000           10,076
 Financial Officer              1994       146,779         11,942         6,000           11,927

M. G. Togneri                   1996       154,558(4)      74,355         8,000           10,052
 Vice President                 1995       145,580(4)      94,744         6,000           10,076
                                1994       144,376         93,840           -0-            9,746

William G. Beduhn               1996       136,871         86,278         5,400           10,052
 Vice President                 1995       130,773         52,710         4,500           10,076
                                1994       123,926         55,951         4,500           11,388

--------------------------
*All shares restated to reflect a two-for-one stock split effective April 1, 1996.

(1) Represents earnings under the Management Variable Compensation Plan. The amounts listed were earned in the fiscal year shown and were paid or will be paid in the following year, unless deferred by the Named Executive.

(2) Represents contributions by the Company to the Company's Profit Sharing Retirement Plan and the Company's 401(k) Plan on behalf of the Named Executives.

(3) Includes $12,470 and $11,381 of compensation earned in fiscal years 1996 and 1995, respectively, and deferred by the Named Executive to a later date.

(4) Includes $3,032 and $6,004 of compensation earned in the fiscal years 1996 and 1995, respectively, and deferred by the Named Executive to a later date.


STOCK OPTIONS

    The following table contains information concerning grants of stock options under the Company's Stock Option Plans to the Named Executives during the fiscal year ending September 30, 1996:


                        OPTION GRANTS IN LAST FISCAL YEAR

                      NUMBER OF                                                        POTENTIAL REALIZABLE
                     SECURITIES       % OF TOTAL                                         VALUE AT ASSUMED
                     UNDERLYING        OPTIONS                                     ANNUAL RATE OF STOCK PRICE
                      OPTIONS          GRANTED          EXERCISE                  APPRECIATION FOR OPTION TERM
                      GRANTED        TO EMPLOYEES        PRICE*       EXPIRATION  ----------------------------
NAME                    (#)         IN FISCAL YEAR       ($/SH)          DATE         5% ($)       10% ($)
----                 ----------     --------------      --------      ----------  -----------     ------------
D. M. Sullivan        18,000(1)          5.6%            $16.25        01/30/03      $119,077     $277,500

K. D. Zell            12,000(1)          3.7%             16.25        01/30/03        79,385      185,000

M. L. Carpenter        8,000(1)          2.5%             16.25        01/30/03        52,923      123,333

M. G. Togneri          8,000(1)          2.5%             16.25        01/30/03        52,923      123,333

W. G. Beduhn           5,400(1)          1.7%             16.25        01/30/03        35,723       83,250

*All share data restated to reflect a two-for-one stock split effective April 1, 1996.

(1) Each option becomes exercisable in equal installments over a period of three years, commencing one year after the date of grant.


OPTION EXERCISES AND HOLDINGS

    The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal year ending September 30, 1996 and unexercised options held as of September 30, 1996:


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED                IN-THE-MONEY
                      SHARES                           OPTIONS AT FY-END (#)          OPTIONS AT FY-END ($)(1)
                    ACQUIRED ON        VALUE       ----------------------------    -----------------------------
NAME               EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----               ------------    ------------    -----------    -------------    -----------     -------------
D. M. Sullivan        16,000         $136,500         56,402          35,998         $377,637        $184,488

K. D. Zell            16,413          146,490         14,788          23,999           85,009         122,992

M. L. Carpenter        2,400           20,100         16,000          14,000          105,875          87,435

M. G. Togneri         20,000          133,750          2,000          12,000           16,375          60,750

W. G. Beduhn           7,800           52,462          5,901           9,899           34,585          49,271

------------------------
(1) Based on closing price of $19.75 per share of the Company's Common Stock on September 30, 1996.


HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    This is the report of the Company's Human Resources Committee, which is composed of the undersigned Board members. Messrs. Holloran and Binger and Ms. Whitman have been non-employee directors of the Company since the close of 1995. This report shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.

    The Human Resources Committee is responsible for executive compensation, the Management Variable Compensation and Stock Option Plans, and certain other employee benefit plans. The compensation philosophy of the Company is to be competitive with comparable and directly competitive companies to attract and motivate highly qualified employees.

    The Company uses various compensation surveys -- international, national and local -- to develop its compensation strategy and plans; this practice is also used by the Human Resources Committee for executive compensation. In general, the Committee does not use outside consultants to prepare specific studies for it unless it judges the available survey data to be incomplete or unrepresentative.

    There are four components to the Company's executive compensation program:
(1) base salary; (2) management variable compensation (referred to in the Summary Compensation Table above as "Bonus"); (3) stock options; and (4) profit sharing/retirement. The Committee may adjust the mix of these components from year to year according to survey data. In general, as is true for all the Company's compensation programs, salaries and retirement compensation are somewhat lower than average survey data, and bonus and stock options (i.e., potential annual and longer term variable compensation) may be somewhat higher. This proportionality increases as responsibility and compensation increase.

    BASE SALARY. Executive base salary is adjusted annually in January based on the prior fiscal year's financial results and performance on developmental objectives the Committee believes are critical to the Company's long-term progress. These objectives include, but are not limited to, progress on the Company's current Business Plan's objectives and staff development.

    MANAGEMENT VARIABLE COMPENSATION. The Human Resources Committee annually approves the Management Variable Compensation Plan, which includes executives, managers, and key functional and technical leaders. It also recommends to the full Board the corporate earnings and growth objectives upon which the Chief Executive Officer's variable compensation is principally based. These objectives are a mix of return on beginning equity per share, return on average net assets and revenue growth.

    Variable compensation is paid to each recipient by December 30 following the close of the fiscal year unless the executive elects to defer a portion in the Company's non-qualified, non-secured compensation deferral plan.

    STOCK OPTIONS. The Company's current Stock Option Plans include executives, managers, and key functional and technical leaders. Stock options are priced and granted annually on the date of the January Board of Directors' meeting. In addition, Company officers from time to time recommend to the Human Resources Committee for its approval at regular Board of Directors' meetings stock option grants to employees who have shown exceptional service. For 1996, these discretionary stock options did not exceed 10% of the number of shares that were granted at the January Board meeting and were priced as of the date of approval. Options outstanding under current plans fully vest in three or four years and expire in five to seven years.

    PROFIT SHARING/RETIREMENT. The Company sponsors an all employee Profit Sharing/Retirement Plan for U.S. employees, except certain subsidiary employees who are covered by subsidiary plans. All of the executives listed in the above tables are included in this Profit Sharing Plan. The full Board annually approves the contribution formula for all employees, including executives.

    The Company also has a 401(k) Plan for U.S. employees, including executives, under which the Company partially matches employee contributions at a proportion set by the Company. The Human Resources Committee annually approves the corporate matching formula for all employees.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Sullivan's compensation for 1994-1996 is shown in the Summary Compensation Table above. The Human Resources Committee believes Mr. Sullivan has managed the Company well in a highly competitive industry. Mr. Sullivan's compensation is consistent with this evaluation and with the Company's overall management compensation strategy.

    BOARD ACTION. The full Board of Directors approves new stock option plans for submittal for shareholder vote and approves the annual corporate earnings and growth objectives for inclusion into the Management Variable Compensation Plan. The full Board reviews all components of executive compensation and the Profit Sharing/Retirement Plan every two to three years.


                   SUBMITTED BY THE HUMAN RESOURCES COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                                        Thomas E. Holloran, Chairman
                                        E. Thomas Binger
                                        Linda Hall Whitman


SHAREHOLDER RETURN PERFORMANCE

    The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Laboratory Apparatus and Analytical, Optical, Measuring, and Controlling Instruments Index (the "Analytical Instruments Index") (SIC Code 382, which includes 157 companies). The graph below compares the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on September 30, 1991 and assuming reinvestment of all dividends.


                              [PLOT POINT'S GRAPH]

                                                          FISCAL YEAR ENDING SEPTEMBER 30,
                                             1991       1992       1993       1994       1995       1996
                                             ----       ----       ----       ----       ----       ----
           MTS SYSTEMS CORPORATION         $100.00     $129.7     $147.5     $121.7     $144.9     $205.8
           ANALYTICAL INSTRUMENTS INDEX     100.00      105.8      128.2      133.3      210.6      219.5
           NASDAQ MARKET INDEX              100.00      112.1      146.8      148.0      204.4      242.6

    The Company's Common Stock closed at $19.75 per share on September 30, 1996.


EMPLOYMENT AGREEMENTS

    Messrs. Sullivan, Zell, Carpenter, Togneri and Beduhn, individually, have agreements with the Company under which, upon the termination of their employment with the Company other than for cause, such officers will receive monthly payments over periods ranging from 12 to 18 months or until age 65, whichever occurs first, based upon their highest annual salaries and the average management variable compensation and benefits they received during the previous three years. As of the date hereof, the maximum aggregate amounts of such payments to each of Messrs. Sullivan, Zell, Carpenter, Togneri and Beduhn are $483,754, $193,619, $320,198, $488,741 and $213,696, respectively. As a condition to such payments, the officer must agree to not render services to any competing entity concerning any similar or competing product for periods ranging from nine to twelve months.


DIRECTOR COMPENSATION

    Directors who served during all of 1996 and were not otherwise directly or indirectly compensated by the Company (Messrs. Binger, Brickman, Holloran, Griffin, Stelson, Gullotti and Ms. Whitman) were each paid directors' fees in the form of an annual retainer of $15,800 during 1996. The payment of annual retainers is not dependent upon board meeting attendance. In addition, non-employee directors who attended over a total of five board or committee meetings not held on the same day as a regular board meeting were compensated at the rate of $750 per half day meeting and $1,500 per full day meeting. Messrs. Binger, Holloran and Ms. Whitman each attended two committee meetings on different days than the board meetings and each received $1,500.

    Each of the non-employee directors who were elected at last year's Annual Meeting of Shareholders (Messrs. Binger, Brickman, Holloran, Griffin, Stelson, Gullotti and Dr. Whitman) were automatically granted options to purchase 2,000 shares each of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders for fiscal year 1996, and will each be granted an option to purchase 2,000 shares of Common Stock upon their re-election to the Board of Directors at the Company's Annual Meeting of Shareholders to be held on January 28, 1997 at the fair market value on such date. Mr. Brickman and Mr. Stelson were also reimbursed for travel expenses to Board of Directors' meetings in Minneapolis, and all directors were reimbursed for travel expenses to a Board of Directors' meeting in Cary, North Carolina.


                        PROPOSAL TO APPROVE THE COMPANY'S
                             1997 STOCK OPTION PLAN
                                  (PROPOSAL #2)

INTRODUCTION

    On November 22, 1996, the Company's Board of Directors adopted the MTS Systems Corporation 1997 Stock Option Plan (the "1997 Plan"), subject to ratification and approval of the 1997 Plan by the shareholders. The purpose the 1997 Plan is to enable the Company and its subsidiaries to retain and attract executives, managers, key technical and functional employees, directors and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company. The 1997 Plan authorizes the granting of awards in the form of stock options.


SUMMARY OF THE PLAN

    NUMBER OF SHARES. The maximum number of shares of common stock reserved and available under the 1997 Plan for awards is 750,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the common stock). Shares of common stock covered by expired or terminated stock options may be used for subsequent awards under the 1997 Plan.

    ELIGIBILITY AND ADMINISTRATION. Executives, managers, key technical and functional employees of the Company and its subsidiaries and non-employee directors and consultants are eligible to be granted stock options under the 1997 Plan. Approximately 347 officers, consultants and other key employees and seven non-employee directors are currently eligible to participate in the 1997 Plan. The 1997 Plan is administered by the Board of Directors or by a Committee appointed by the Board, consisting of at least two directors, all of whom are "Outside Directors" and "Non-Employee Directors" as defined in the 1997 Plan. The Committee has the power to make awards, determine the number of shares covered by each award and other terms and conditions of such awards, construe the 1997 Plan, and prescribe, amend and rescind the rules and regulations with respect to the administration of the 1997 Plan.

    STOCK OPTIONS. The Committee may grant stock options that qualify as "incentive stock options" under the Internal Revenue Code or as "non-qualified stock options" in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 1997 Plan may be exercised during their respective terms as determined by the Committee. The purchase price may be paid by tendering a certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the 1997 Plan's purpose and applicable law, including promissory notes and unrestricted stock already owned by the optionee. If the terms of a stock option so permit, an optionee may elect to pay all or part of the exercise price by having the Company withhold from the shares of stock that would otherwise be issued upon exercise, that number of shares of stock having a fair market value equal to the aggregate exercise price for the shares with respect to which such election is made. No stock option shall be transferable by the optionee or exercised by anyone else during the optionee's lifetime; except the Committee may, in its discretion, authorize all or a portion of the options to be granted on terms which permit the transfer of such options by the optionee to immediate family members, a trust established for the exclusive benefit of immediate family members or a partnership in which such immediate family members are the only partners provided, among other things, that there is no consideration for any such transfer.

    Stock options may be exercised during varying periods of time after an optionee's termination of employment by the Company and any subsidiary or parent corporation, dependent upon the reason for the termination. Following an optionee's death or disability, the optionee's stock options may be exercised, to the extent exercisable at such time (or on such accelerated basis as the Committee shall determine at or after grant), for a period of three years from the date of death or disability or until the expiration of the stated term of the option, whichever is less. If the optionee's employment terminates by reason of retirement after age 55, the optionee's stock options may be exercised in full for a period of three years from the date of retirement or until the expiration of the stated term of the option, whichever is less. If the optionee's employment terminates for any reason other than the optionee's death, disability or retirement, any stock option may be immediately exercised to the extent it was exercisable at the time of such termination, but may not be exercised after ninety days after such termination, or the expiration of the stated term of the option, whichever period is shorter. If the optionee's employment is terminated for Cause, as defined in the 1997 Plan, all unexercised stock options granted to the optionee shall immediately terminate.

    No incentive stock options shall be granted under the 1997 Plan after November 22, 2006. The term of an incentive stock option may not exceed seven years (or five years if issued to an optionee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or parent corporation). The aggregate fair market value at the time of grant of the common stock with respect to which an incentive stock option is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The exercise price under an incentive stock option granted under the 1997 Plan many not be less than the fair market value of common stock on the date the option is granted (or, in the event the participant owns more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation, the option price shall not be less than 110% of the fair market value of the stock on the date the option is granted).

    The 1997 Plan provides for the annual, automatic granting of up to a maximum number of options to non-employee directors. Such options are granted to each person who (i) not an employee of the Company, any subsidiary or parent corporation and (ii) is elected or re-elected as a director by the Board or the shareholders at any annual or special meeting. Each such person shall, as of the date of such election or re-election, automatically receive a non-qualified option to purchase up to a maximum of 3,000 shares of common stock (the actual number to be determined by the Committee upon such election or re-election) with the option price equal to the fair market value of the Company's common stock on such date. The term of such options shall be four years after the date of grant. The options shall become exercisable as to all or any part of the shares subject to the options beginning six months after the date granted. All provisions of the 1997 Plan not inconsistent with the foregoing shall apply to the options granted non-employee directors. The maximum number of shares as to which options may be granted to all non-employee directors shall be 90,000 shares.

    RIGHT OF REPURCHASE. The Committee may, at the time of any grant under the Plan, provide that the shares of common stock received under the Plan shall be subject to a repurchase right in favor of the Company in the event of optionee's termination of employment. Except as otherwise provided by the Committee, the repurchase price will be the fair market value of the stock, or in the case of a termination for cause, the amount equal to the consideration paid for the stock. The Committee may also, at the time of grant, provide the Company with similar repurchase rights, or require the forfeiture of, shares of stock acquired under the 1997 Plan by any optionee who, at any time within two years after termination of employment with the Company or any subsidiary or parent corporation, directly or indirectly competes with, or is employed by, a competitor of the Company or any subsidiary or parent corporation.


FEDERAL INCOME TAX CONSEQUENCES

    An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). At the time of exercise, the amount by which the fair market value of the shares purchased exceeds the aggregate option price shall be treated as alternative minimum taxable income for purposes of the alternative minimum tax. If the stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as a capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income. The balance of any gain will be characterized as a long-term or short-term capital gain depending on whether the shares were held for more than one year.

    An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at the time of exercise equal to the amount by which the fair market value of the shares purchased exceeds the aggregate option price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realizes compensation income.

    The 1997 Plan requires each participant, no later than the date of which any part of the value of an award first becomes includible as compensation in the gross income of the participant, to pay the Company any federal, state or local taxes required by law to be withheld with respect to the award. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. With respect to any award under the 1997 Plan, if the terms of the award so permit, a participant may elect to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of stock which would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of the Company common stock already owned by the participant that number of shares having an aggregate fair market value equal to part or all of the tax payable by the optionee. In such event, the Company would pay the tax liability from its own funds.


REGISTRATION WITH THE SEC

    The Company intends to file a Registration Statement covering the 1997 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

VOTE REQUIRED

    Shareholder approval of the 1997 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE 1997 STOCK OPTION PLAN


                              APPROVAL OF AUDITORS
                                  (PROPOSAL #3)

    Arthur Andersen LLP, independent certified public accountants, have been the auditors for the Company since 1966. They have been reappointed by the Board of Directors, on recommendation of its Audit Committee, as the Company's auditors for the current fiscal year and shareholder approval of the appointment is requested. In the event the appointment of Arthur Andersen & Co. should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP


                              SHAREHOLDER PROPOSALS

    In order for a shareholder proposal to be considered for inclusion in the Proxy Statement for the January 1998 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company in writing no later than August 21, 1997.


                                     GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company notes that except as set forth below all such reports have been filed in a timely manner. Werner Ongyert failed to file in a timely manner one report that reported seven transactions, and Russell A. Gullotti failed to file in a timely manner one report that reported one transaction.


OTHER MATTERS

    The management of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

    The Annual Report of the Company for the fiscal year ended September 30, 1996 is enclosed herewith.


                                      PROXY
                             MTS SYSTEMS CORPORATION
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 28, 1997

    The undersigned hereby appoints Donald M. Sullivan and Patrick Delaney (the "Proxies"), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of MTS Systems Corporation, held of record by the undersigned on November 29, 1996, at the ANNUAL MEETING OF SHAREHOLDERS to be held on January 28, 1997, or any adjournment thereof.

(1) ELECTION OF DIRECTORS:

    [ ]  FOR all nominees              [ ]  WITHHOLD AUTHORITY
         (except as marked below)           to vote for nominees listed

            E. THOMAS BINGER, CHARLES A. BRICKMAN, BOBBY I. GRIFFIN,
                     THOMAS E. HOLLORAN, RUSSELL A. GULLOTTI
            THOMAS E. STELSON, DONALD M. SULLIVAN, LINDA HALL WHITMAN

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

(2) The proposal to ratify and approve the Company's 1997 Stock Option Plan.

          [ ]  FOR          [ ]  AGAINST        [ ]   ABSTAIN

(3) The proposal to ratify and approve the appointment of Arthur Andersen LLP

          [ ]  FOR          [ ]  AGAINST        [ ]   ABSTAIN

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       (continued, and to be completed and signed on the reverse side)


                       (continued from the other side)


      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.

                                       Dated:__________________________________

                                       Signed:_________________________________
                                                  Signature of Shareholder


                                       Signed:_________________________________
                                                  Signature of Shareholder

                                       Please vote, date and sign this proxy
                                       statement as your name is printed hereon.
                                       When signing as attorney, executory
                                       administrator, trustee, guardian, etc.
                                       give full title as such. If the stock is held jointly, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.